UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 1, 2008

AMERICAN COMMUNITY PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-14369	52-2058165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

222 Smallwood Village Center
St. Charles, Maryland 20602
(Address of principal executive offices) (Zip Code)

Registrants’ telephone number, including area code:  (301) 843-8600

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Stephen Griessel as Chief Executive Officer

On September 25, 2008, the Board of Trustees of American Community Properties Trust (the “Company”) appointed Mr. Stephen Griessel as the Company’s Chief Executive Officer, effective October 1, 2008.  J. Michael Wilson has resigned that position as of the same date, but will continue to serve as Chairman of the Board of Trustees.

Mr. Griessel, 49, formed Regenovation LLC, a consulting firm wholly owned by him, in 2002 and has provided consultant services to the Company for the past sixteen months.  Prior to providing full-time consulting services to ACPT beginning in June 2007, Mr. Griessel provided consulting services to Crestview Capital, an investment fund in Chicago, from January 2003 to April 2004, and to The Ginn Company, a developer and operator of private destination communities headquartered in Celebration, Florida, from May 2004 to May 2007.  Mr. Griessel was also employed by Montana Metal Products LLC of Des Plaines, Illinois, serving as its business development manager from May 2002 to May 2007. Prior to that, Mr. Griessel served as the Managing Director and was a shareholder of RCI Southern Africa, and was a founding shareholder and the CEO of Tourvest, until recently a publicly traded multi-faceted tourism company in Southern Africa.

In connection with his appointment as Chief Executive Officer, the Company entered into an employment agreement with Mr. Griessel dated October 1, 2008.  The agreement supersedes Mr. Griessel’s prior consulting agreement with the Company, dated July 2, 2007.  The agreement provides for Mr. Griessel to serve as the Company’s Chief Executive Officer for a term expiring October 1, 2011, unless earlier terminated pursuant to the terms of the agreement.  The agreement renews automatically for successive one-year periods following October 1, 2011, unless either the Company or Mr. Griessel notifies the other of non-renewal in accordance with the terms of the agreement.

During the term of the agreement, Mr. Griessel will receive an annual base salary of $550,000, subject to discretionary increases determined by the Company’s Compensation Committee.  Mr. Griessel also will be entitled to receive an annual cash bonus based on his achievement of performance objectives set by the Company’s Compensation Committee, subject to approval by the Company’s Board of Trustees, with a threshold amount of 20% of Mr. Griessel’s annual base salary; a base amount of 40% of Mr. Griessel’s annual base salary; and a maximum amount of 60% of Mr. Griessel’s annual base salary.  The Company has agreed to pay Mr. Griessel a relocation bonus of $244,000, payable over 12 months and, if Mr. Griessel’s Palm Coast, Florida home does not sell by the first anniversary of the agreement, the Company shall pay Mr. Griessel $15,416.66 each month thereafter, for a period not to exceed 12 months, if during such month Mr. Griessel has not sold the home.  To the extent that Mr. Griessel is paid a relocation bonus, he will not be eligible to receive an annual cash bonus for that period.  In addition, Mr. Griessel will be entitled to participate in the Company’s standard benefits, receive reimbursement for certain life and disability insurance policies maintained by Mr. Griessel, five weeks of paid vacation annually, receive a $1,000 a month vehicle allowance, receive reimbursement for up to $14,000 in legal fees incurred in the preparation of the agreement, and reimbursement for membership fees in the Young Presidents Organization, among other perquisites.

The agreement also provides that the Company will grant Mr. Griessel an award of 363,743 restricted common shares of beneficial interest.  Such shares will be awarded pursuant to, and shall vest in accordance with, an award agreement granted under the Company’s equity incentive plan and approved by the Company’s Compensation Committee, subject to approval by the Company’s Board of Trustees, with such award remaining subject to approval by the Company’s shareholders at the Company’s annual meeting.  Half the shares awarded will vest over five years with the remaining shares vesting based on performance criteria to be determined by the Company’s Board of Trustees.

If Mr. Griessel’s employment is terminated without “cause” or by Mr. Griessel for “good reason” (as both are defined in the agreement), he will be entitled to severance benefits that include: (i) a continuation of his annual base salary for 12 months, (ii) a continuation of reimbursements for certain life and disability insurance policies maintained by Mr. Griessel for 12 months, and (iii) a continuation of Mr. Griessel’s participation on the Company’s benefit plans for 12 months.  In addition, if Mr. Griessel terminates his employment for “good reason”, all of Mr. Griessel’s equity awards shall vest.  The agreement also provides for certain benefits upon Mr. Griessel’s death or disability.

The agreement includes customary restrictive covenants relating to the protection of confidential information and non-solicitation, and it also includes a non-compete clause that will prevent Mr. Griessel from seeking or obtaining employment by any competitor during the term of his employment with the Company and for one year thereafter.

Mr. Griessel has also entered into an agreement with Mr. Wilson and members of his family pursuant to which the Wilsons will, effective October 1, 2008 assign to Mr. Griessel the economic benefit of seven percent of the shares of common stock owned by them.

Appointment of Matthew Martin as Chief Financial Officer

On September 25, 2008, the Board of Trustees also appointed Mr. Matthew M. Martin as the Company’s Chief Financial Officer.  Mr. Martin has been employed with the Company since 2005 as Chief Accounting Officer, and has been serving as the Company’s Principal Financial Officer since August 2008.  Prior to joining the Company, he worked for FTI Consulting serving as a Manager in the Forensic and Litigation Consulting practice from 2002 to 2005.  Prior to joining FTI Consulting, he managed audits for Arthur Andersen.  Mr. Martin is a Certified Public Accountant in the State of Maryland.

Retirement of Edwin L. Kelly as President and Chief Operating Officer

On October 1, 2008, Mr. Edwin L. Kelly notified the Company that he will retire as the Company’s President and Chief Operating Officer effective December 1, 2008.  Through December 1, 2008, Mr. Kelly will continue to be compensated in accordance with the terms of the Executive Retention Agreement between him and the Company, dated as of July 1, 2007 (the “Employment Agreement”).  On December 1, 2008, the Employment Agreement will terminate in accordance with its terms, and it will not be renewed.  Pursuant to the Employment Agreement, Mr. Kelly will receive a severance payment equal to 36 months of his base salary to be paid in a single lump sum on May 1, 2009.  The Company has also agreed to enter into a consulting agreement with Mr. Kelly providing compensation for his services at a rate of $10,000 per month, for an initial term of one year.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

99.1           Press release issued October 1, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN COMMUNITY PROPERTIES TRUST

Date: October 1, 2008	By: /s/ Matthew M. Martin
Matthew M. Martin
Chief Financial Officer